Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF
RAFAEL HOLDINGS, INC.

[●], 2024

Important Notice Regarding the Availability of Proxy Materials for the Rafael Holdings, Inc.
Stockholders Meeting to be Held on [●], 2024:
The Notice and accompanying Proxy Statement are available at:

https://rafaelholdings.irpass.com /proxy_statements
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” ALL LISTED PROPOSALS

	FOR	AGAINST	ABSTAIN
1. To approve the issuance of shares of the Company’s Class B Common Stock in exchange for shares of common stock of Cyclo Therapeutics, Inc. (“Cyclo”) in connection with a merger transaction with Cyclo.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes present in person or by proxy for, or otherwise in connection with, the approval of Proposal 1.	☐	☐	☐

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Electronic Distribution

If you would like to receive future RAFAEL HOLDINGS, INC. proxy statements electronically, please visit https://equiniti.com/us/ast-access. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via e-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
RAFAEL HOLDINGS, INC.
520 Broad Street, Newark, New Jersey 07102
(212) 658-1450
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held [●], 2024

The undersigned appoints Howard S. Jonas and Joyce J. Mason, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Special Meeting of Stockholders (the “Special Meeting”) of Rafael Holdings, Inc. to be held at the offices of Rafael Holdings, Inc., 520 Broad Street, 4th Floor, Newark, New Jersey 07102 on [●], 2024 at 11:30 a.m. local time, and any adjournment or postponement of the Special Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Special Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF
RAFAEL HOLDINGS, INC.

[●], 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.	COMPANY NUMBER	___________________________

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equniti.com/us/ast-access to enjoy online access.	ACCOUNT NUMBER	___________________________

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” ALL PROPOSALS

	FOR	AGAINST	ABSTAIN
1. To approve the issuance of shares of the Company’s Class B Common Stock in exchange for shares of common stock of Cyclo Therapeutics, Inc. (“Cyclo”) in connection with a merger transaction with Cyclo.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes present in person or by proxy for, or otherwise in connection with, the approval of Proposal 1.	☐	☐	☐

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

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